Exhibit 1.01

Super Micro Computer, Inc.
Conflict Minerals Report
For the Calendar Year Ended December 31, 2025

I. Introduction
This report for the year ended December 31, 2025 has been prepared pursuant to Rule 13p-1 and the Specialized Disclosure Report on Form SD (“Form SD”) under the Securities Exchange Act of 1934, as amended (collectively, the “Rule”). The Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. Conflict minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (“3TG”).

If a registrant determines that 3TG are necessary to the functionality or production of products manufactured or contracted by the registrant to be manufactured, the registrant must submit a Form SD which describes the reasonable country of origin inquiry (“RCOI”) that it undertook to determine whether such necessary 3TG originated from the Democratic Republic of the Congo or an adjoining country (collectively, the “Covered Countries”).

If, on the basis of its RCOI, a registrant knows or has reason to believe that any of the necessary 3TG in its supply chain may have originated in any of the Covered Countries and knows they are not, or has reason to believe that they may not be, from recycled or scrap sources, the issuer must exercise due diligence on the 3TG source and chain of custody and submit a Conflict Minerals Report to the SEC that includes a description of those due diligence measures.

This report has been prepared by Super Micro Computer, Inc. (herein referred to as “Supermicro,” the “Company,” “we,” “us,” or “our”). The information contained in this report includes the activities of all of the Company's majority-owned subsidiaries. This Report has not been subject to an independent private sector audit.
II. Company Overview
We are a global leader in Application-Optimized Total IT Solutions. Founded and operating in San Jose, California, we are committed to delivering first-to-market innovation for Enterprise, Cloud, AI, and 5G /Edge IT Infrastructure. We are a Total IT Solutions provider offering servers, AI systems, storage, IoT devices, switch systems, software, and support services. Our expertise in motherboard, power, and chassis design further enhances our development and production capabilities, enabling next-generation innovation from cloud to edge for our global customers. Our products are designed and manufactured in-house in the U.S., Taiwan, and the Netherlands, leveraging global operations for scale and efficiency, and they are optimized to improve total cost of ownership and reduce environmental impact through green computing initiatives. Our award-winning portfolio of Server Building Block Solutions® allows customers to optimize for their specific workloads and applications by selecting from a broad family of systems built on our flexible and reusable building blocks that support a comprehensive set of form factors, processors, memory, GPUs, storage, networking, power, and cooling solutions, including air cooling, free-air cooling, and liquid cooling.

Our sales and marketing activities operate through a combination of our direct sales force and indirect sales channel partners. We work with distributors, value-added resellers, system integrators, and original equipment manufacturers (“OEMs”) to market and sell our optimized solutions to their end customers in our indirect sales channels.
III. Supply Chain Overview
Our supply chain operations for our hardware products include sourcing, order management, manufacturing, delivery and return. For those products, we procure components from the following five major types of suppliers:

•Manufacturers or direct suppliers;

•Contract manufacturers producing items to match specifications and standards set by us that, in some cases, source independently (but within the bounds of Supermicro specifications);

•Distributors or resellers of manufactured components for other manufacturers;

•Manufacturers of finished goods that are requested by some customers. These items and their suppliers are not included in our conflict minerals exercise as they are off-the-shelf products that are not “manufactured or contracted to be manufactured” by Supermicro so are outside the scope of the RCOI and due diligence measures under the Rule; and

•Customers providing us certain parts and materials to be used to fulfill their orders. These items and their suppliers are not included in our conflict minerals exercise as they are the responsibility of the respective customers and do not always reflect our supply chain. Furthermore, they are not “manufactured or contracted to be manufactured” for Supermicro so are outside the scope of the Rule.

Logistics, packaging, consumables (e.g. CDs and DVDs) and service providers were excluded from the RCOI and due diligence measures discussed below because we have concluded that they do not provide us with any products within the scope of the Rule.

As explained further below, we rely upon our suppliers and third parties to provide information on the origin, source and chain of custody of the 3TG contained in product components and materials. We do not source directly from mines or smelters any of the 3TG found in our products. We commenced 3TG due diligence in 2013.

Based on representations from our in-scope suppliers, we have determined that 3TG minerals sourcing is most frequently from smelters that procure ore from mines, and in some instances from smelters that use recycled or scrap materials. Based on our due diligence, nearly 20% of our in-scope suppliers source 3TG from smelters that use up to 100% scrap or recycling; however, none indicate they source 3TG exclusively from scrap or recycling. We do not know the portion of any given smelter’s output represented by scrap or recycled material.
IV. Conflict Minerals Program
We are committed to complying with Section 1502 of the Dodd-Frank Act and to furthering our goal of ensuring that the materials used in our products are procured from conflict-free sources. We have considered the Rule’s requirements and related due diligence recommendations from the Organization for Economic Cooperation and Development (the “OECD”), and we expect our suppliers to comply with the Code of Conduct of the Responsible Business Alliance (“RBA”) and conduct their business in accordance with our supply chain responsibility expectations, as documented in our Responsible Mineral Sourcing Statement at https://www.supermicro.com/about/policies/Supermicro_Responsible_Mineral_Sourcing_Statement.pdf

In support of this program, we will continue to:

a.review and potentially update our Responsible Mineral Sourcing Statement as a device for communicating current expectations to suppliers and partners. Continue to review the terms and conditions of our vendor/supplier documents and policies to emphasize further our goal of achieving a conflict-free supply chain;
b.exercise due diligence with suppliers for products containing or suspected to contain 3TG (collectively referred to as “in-scope” suppliers), consistent with the OECD's Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“CAHRA”), 3rd Edition and the related supplements on gold, tin, tantalum and tungsten (the “OECD Guidance”), and encourage our suppliers to do likewise with their suppliers;
c.utilize common tools that allow effective organization and reporting on use of minerals, such as the Conflict Minerals Reporting Template (“CMRT”) and Extended Mineral Reporting Template (“EMRT”) developed by the Responsible

Minerals Initiative (“RMI”), including to help identify potential sourcing from CAHRAs and other supplier response red flags;
d.collaborate with our suppliers and multi-stakeholder groups, including maintaining membership in the RMI, to participate in new solutions for responsible minerals sourcing, and conduct coordinated outreach to address upstream compliance concerns, including concerns involving sourcing from CAHRAs or other high-risk areas;
e.provide education and training to our staff and suppliers on the laws and industry standards for responsible sourcing of minerals, and continue to adjust the scope of suppliers and minerals that we focus on for due diligence based on relevant minerals; and
f.promptly inform suppliers of any smelters or refiners that are reported as not conformant according to the Responsible Minerals Assurance Process (“RMAP”) process, or actively seeking RMAP assessment, and request alternative sourcing until those smelters or refiners become conformant.

The results of our RCOI and due diligence on the source and chain of custody of 3TG that are necessary for our products are the result of an iterative and advancing data collection process with our in-scope suppliers. This process is designed to obtain information regarding the smelters and refiners from which suppliers source 3TG minerals, and to confirm the status of smelters or refiners as assessed by the RMAP, to determine the origin of the minerals.

For the 2025 reporting year, we asked all suppliers that were in-scope for 3TGs to indicate whether cobalt or mica is present in parts provided to us, and if so, to complete the EMRT. This request resulted in the completion of 232 supplier EMRTs by 182 suppliers. We remain committed to the responsible sourcing of all minerals, particularly where mining and supply chain practices may present risks of conflict and/or human rights abuse.
V. Reasonable Country of Origin Inquiry and Results
We have adopted the CMRT to conduct a RCOI survey for in-scope suppliers. Through the refinement of our in-scope suppliers over the last thirteen years, we believe that, to the best of our knowledge, all of our suppliers sourcing 3TG in the 2025 reporting year have been requested to respond to the survey. The data on which we relied to determine the country of origin of the minerals was obtained almost entirely through the survey of our suppliers, our use of RCOI information provided by the RMI and interaction with other RMI members.

Responses from our in-scope direct suppliers included 100 declaring 3TG mineral sourcing from Covered Countries and no suppliers indicating 3TG sourcing from Covered Countries is unknown. Compared to the 2024 reporting year, this reflects a slight decrease in the number of suppliers declaring sourcing from Covered Countries and a decrease in those indicating “unknown” — from 6 to 0. All suppliers who responded to the RCOI survey disclosed whether their conflict minerals originated from Covered Countries. In addition, continuing challenges in chain of custody verification surrounding 3TG, notably with gold, create mineral source uncertainty. Therefore, after conducting our RCOI, we determined it is likely that the country of origin for some of the 3TG contained in our products are Covered Countries. Given this result, we determined that the Rule requires us to exercise due diligence on the source and chain of custody of the 3TG contained in our products, using a framework that conforms to a nationally or internationally recognized due diligence framework.
VI. Due Diligence Inquiry and Results
a.Due Diligence Framework
We have exercised due diligence on the source and chain of custody of the necessary 3TG used in our products to identify minerals originating from the Covered Countries that are not from scrap or recycled sources. The design of our due diligence processes has been developed to conform to the five-step framework proposed by the OECD Guidance and the related supplements for 3TG. Our due diligence process utilizes internal tracing and review efforts, the efforts of in-scope suppliers that we collect sourcing information, and the efforts of the RMI, Responsible Jewelry Council (“RJC”) and the London Bullion Market Association (“LBMA”).
b.Limitations on Due Diligence Measures

Our due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary 3TG. Our due diligence processes are based on the necessity of seeking data from our in-scope direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary 3TG. We also rely, to a large extent, on information collected and provided by independent third-party audit programs. Such sources of information, as well as our smelters, may yield inaccurate or incomplete information.
c.Conformance with OECD Due Diligence Guidance
(i)Establishment of Strong Company Management Systems:

We have established a management system for complying with applicable conflict minerals reporting and disclosure rules. Our management system includes a Conflict Minerals Oversight Committee led by our acting Chief Compliance Officer, and a team of subject matter leads across key departments responsible for implementing our Conflict Minerals Program. The Conflict Minerals Oversight Committee is briefed periodically about the results of our due diligence efforts and reports to the Audit Committee of our Board of Directors.

We maintain our Responsible Mineral Sourcing Statement (former Conflict Minerals Policy) that states our position on the use of conflict minerals. Our Statement has been communicated to all existing suppliers and was provided to new suppliers as part of our supplier “onboarding” process. We have provided training to our related team members. Additionally, our policy is prominently posted on our public facing website.

(ii)Identification and Assessment of Risks in the Supply Chain:

To address the risk of sourcing minerals linked to supporting conflict or human rights abuses, we have made reasonable efforts to identify and assess all in-scope suppliers. This includes conducting a supply chain survey using the CMRT, requesting our in-scope suppliers to identify smelters and refiners and countries of origin of the 3TG in products they supply to us, comparing smelters and refiners identified by our supply chain survey against the RMI’s list of conformant facilities under the RMAP assessment protocols, examining where smelters source from via the RMI’s RCOI data and requiring in-scope suppliers to update or explain incomplete, inaccurate or outdated information on CMRTs. Furthermore, we ask all suppliers to avoid using non-compliant or non-active smelters until they can obtain a compliant or actively seeking compliance status. We look at the various categories of smelters beyond RMAP “compliant” to assess whether incremental progress is being made, or whether smelters appear to be avoiding audits. Our Responsible Mineral Sourcing Statement helps reduce the likelihood of onboarding new suppliers who do not comply with the RMAP assessment protocols and thus are not in alignment with our goal of sourcing from conflict-free suppliers.

(iii) Strategic Response to Identified Risks:

We have implemented a risk mitigation response to monitor and track suppliers, smelters and refiners identified as not meeting the requirements set forth in our Responsible Minerals Sourcing Statement or contractual requirements to determine their progress in meeting our policy. We will continuously make reasonable efforts to encourage suppliers who are sourcing from non-compliant smelters to transition to compliant smelters. If a supplier fails to remedy the risks identified, we will escalate the matter to the Conflict Minerals Oversight Committee to determine whether to approve or reject the supplier based on the following factors: a cost and benefit analysis; evaluation of potential risk factors; any existing competitive bids; and whether the supplier is a single source supplier to the Company.

(iv) Independent 3rd Party Audit of Smelter/Refiner’s Due Diligence Practices:

We do not independently perform direct audits of smelters or refiners. As an alternative, we consider information collected and provided by independent third-party audit programs, such as RMAP, the LBMA and the RJC. Additionally, we perform indirect outreach and participate in industry efforts, including through the RMI, to help encourage smelters and refiners to voluntarily participate in the RMAP validation process.

(v) Report Annually on Supply Chain Due Diligence

A Form SD and a Conflict Minerals Report as an exhibit thereto are filed annually with the SEC. The Form SD and Conflict Minerals Report are also available on our website at https://ir.supermicro.com/financials/sec-filings/default.aspx.
d. Due Diligence Results
We collected 247 final CMRT forms from 195 suppliers that we believe are in-scope for 3TG (several provided multiple CMRTs covering different products from different internal organizations). Our efforts to collect missing CMRTs, as well as those provided as “interim” or “incomplete” CMRTs (i.e., those with a less than 90% completion rate) will continue. We once again reviewed our direct-material suppliers this reporting year by cross-referencing accounting/orders, approved vendors and bills of material to identify suppliers that could be in-scope. Based on the responses that we received from our suppliers, we identified the following smelters and refiners in our supply chain for the 2025 reporting year:

•258 known smelters and refiners as potential sources of 3TG minerals
•222 (86.0%) have been verified by the RMI to be conformant with the RMAP assessment protocols
•6 (2.3%) are active (i.e., they are in the process of being audited or have committed to the audit process)
•30 (11.6%) are validated smelters or refiners but are not conformant or active according to RMAP

Table 1 below presents, by mineral, the total number of smelters and refiners identified that are RMAP-conformant or actively seeking conformance for the 2025 reporting year. The percentage of conformant or in-process smelters is similar for 2024 and 2025 reporting years. We continue to emphasize to suppliers the need to communicate upstream about the problematic smelters and exploring alternative sources.

Table 1 - Smelters and Refiners Verified as RMAP-Conformant or actively seeking conformance by Mineral for the 2025 reporting year.

	Total Smelters and Refiners by Mineral	Total Number (%) of Conformant Smelter and Refiners	Total Number (%) of Active Smelter and Refiners
Gold	102	93 (91.2%)	3 (2.9%)
Tantalum	40	38 (95.0%)	1 (2.5%)
Tin	79	55 (69.6%)	2 (2.5%)
Tungsten	37	36 (97.3%)	0

See Appendix I for a list, by name, of validated smelters and refiners found within our supply chain in the 2025 reporting year.

Supermicro’s stated policy is that all suppliers must take all reasonable steps to directly or indirectly source 3TG from RMAP conformant (including cross-recognized) smelters. This remains an unachieved goal, where at least 30 smelters reported during the 2025 reporting year are not RMAP conformant or active.

As noted above, the CMRTs we received indicate that 100 in-scope suppliers have known 3TG sourcing from Covered Countries. The CMRTs also show 97 suppliers have known 3TG sourcing from CAHRA countries. The indicative list of CAHRAs created by a European Union project was our point of comparison, found here: https://www.cahraslist.net/cahras. Our goal, like other responsible sourcing companies, is to ensure transparent and ethical sourcing from all locations, including those with greater risk of conflict or human rights abuse. Responsible mining and sourcing can support economic development, which in turn can enhance social progress that helps reduce these very risks.

Chart 1 - Countries where smelters and refiners of 3TG within our supply chain are located.

VII. Conclusion

The smelters and refiners listed in Appendix I represent the source of 3TG used in our products or production process according to our due diligence. The third-party audits supporting the RMAP process, information our suppliers otherwise obtain and report in their CMRTs, and RCOI data provided by the RMI, establish our best understanding of the source of minerals further upstream for smelters and refiners. Although supplier disclosure indicates that certain 3TG used in our products originates from Covered Countries, we are unable to confirm whether any of these materials are linked to armed conflict or human rights abuses. This determination remains inconclusive for the current reporting year. Through the ongoing progress of our due diligence efforts each year, we aim to reduce this risk. Given the large number of smelters in our supply chain that are RMAP conformant, as well as our overlap with companies capable of conducting upstream due diligence from smelters and refiners, we have found no evidence that sourcing in our supply chains directly or indirectly benefits armed groups.

VIII. Due Diligence Process Improvement Efforts

We plan to continue improvement efforts within our conflict minerals program, due to the level of complexity of our products, our downstream position in the supply chain, and continuing risk of conflict minerals. We intend to take the following steps to continue to improve our due diligence measures and to further mitigate the risk that trade in the conflict minerals contained in our products could benefit armed groups in Covered Countries:

a.Use the tools created by multi-stakeholder efforts that increase upstream due diligence and examine impact.

b.Examine our support instruments to further refine the process for conducting follow-up with our surveyed suppliers to more effectively resolve incomplete, inaccurate or outdated responses in their surveys.

FORWARD LOOKING STATEMENTS
This Specialized Disclosure Report on Form SD and any exhibits hereto contain “forward-looking statements” about our plans, intentions, forecasts and other expectations concerning the Company's future actions to engage contract manufacturers, to identify to the extent possible the source of conflicts minerals in its products and to take other actions regarding its product sourcing. The Company's actual actions or results may differ materially from those expected or anticipated in the forward-looking statements due to both known and unknown risks and uncertainties. These forward-looking statements and other information are based on our beliefs as well as assumptions made by us using information currently available. In some cases, you can identify forward-looking statements by terminology including “could,” “may,” “will,” “expect,” “intend,” “plan,” “believe,” “potential,” or “continue,” the negative of these terms or other comparable terminology. Risks and uncertainties that could cause actual actions or results to differ include, without limitation, risks and uncertainties associated with the progress of industry and other supply chain transparency and smelter or refiner validation programs for conflict minerals, the possibility of inaccurate information, fraud and other irregularities, inadequate supplier education and knowledge, limitations on the ability or willingness of suppliers to provide more accurate, complete and detailed information and limitations on our ability to verify the accuracy or completeness of any supply chain information provided by suppliers, third-party audit programs or others. In addition, you should specifically consider various factors contained in our filings with the SEC, including those factors discussed under the caption “Risk Factors” in such filings. These factors may cause our actual results to differ materially from those anticipated or implied in the forward-looking statements. Our reporting obligations under the conflict minerals rules may change in the future and our ability to implement certain processes or obtain information from our suppliers may differ materially from those anticipated or implied in this report. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
DOCUMENTS INCORPORATED BY REFERENCE
Unless otherwise expressly stated herein, no documents, third-party materials or references to websites (including Supermicro's) are incorporated by reference in, or to be considered to be a part of, this Conflict Minerals Report.

Appendix I
Smelters and Refineries Reported by Suppliers

Smelter Name	Country	Metal
Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	Gold
Advanced Chemical Company	UNITED STATES OF AMERICA	Gold
Agosi AG	GERMANY	Gold
Aida Chemical Industries Co., Ltd.	JAPAN	Gold
Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Gold
AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Gold
Argor-Heraeus S.A.	SWITZERLAND	Gold
ASAHI METALFINE, Inc.	JAPAN	Gold
Asahi Refining Canada Ltd.	CANADA	Gold
Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Gold
Asaka Riken Co., Ltd.	JAPAN	Gold
Aurubis AG	GERMANY	Gold
Bangalore Refinery	INDIA	Gold
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Gold
Boliden Ronnskar	SWEDEN	Gold
C. Hafner GmbH + Co. KG	GERMANY	Gold
CCR Refinery - Glencore Canada Corporation	CANADA	Gold
Chimet S.p.A.	ITALY	Gold
Chugai Mining	JAPAN	Gold
Coimpa Industrial LTDA	BRAZIL	Gold
Dowa	JAPAN	Gold
DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Gold
Eco-System Recycling Co., Ltd. East Plant	JAPAN	Gold
Eco-System Recycling Co., Ltd. North Plant	JAPAN	Gold
Eco-System Recycling Co., Ltd. West Plant	JAPAN	Gold
Elite Industech Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Gold
GG Refinery Ltd.	TANZANIA, UNITED REPUBLIC OF	Gold
Gold by Gold Colombia	COLOMBIA	Gold
Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Gold
Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Gold
Heimerle + Meule GmbH	GERMANY	Gold
Heraeus Germany GmbH Co. KG	GERMANY	Gold
Heraeus Metals Hong Kong Ltd.	CHINA	Gold
Impala Platinum - Base Metal Refinery (BMR)	SOUTH AFRICA	Gold
Impala Platinum - Platinum Metals Refinery (PMR)	SOUTH AFRICA	Gold
Impala Platinum - Rustenburg Smelter	SOUTH AFRICA	Gold
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Gold
Ishifuku Metal Industry Co., Ltd.	JAPAN	Gold
Istanbul Gold Refinery	TURKEY	Gold
Italpreziosi	ITALY	Gold
Japan Mint	JAPAN	Gold
Jiangxi Copper Co., Ltd.	CHINA	Gold

JX Nippon Mining & Metals Co., Ltd.	JAPAN	Gold
Kazzinc	KAZAKHSTAN	Gold
Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Gold
KGHM Polska Miedz Spolka Akcyjna	POLAND	Gold
Kojima Chemicals Co., Ltd.	JAPAN	Gold
Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Gold
L'Orfebre S.A.	ANDORRA	Gold
LS MnM Inc.	KOREA, REPUBLIC OF	Gold
LT Metal Ltd.	KOREA, REPUBLIC OF	Gold
Materion	UNITED STATES OF AMERICA	Gold
Matsuda Sangyo Co., Ltd.	JAPAN	Gold
Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	Gold
Metalor Technologies (Hong Kong) Ltd.	CHINA	Gold
Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Gold
Metalor Technologies (Suzhou) Ltd.	CHINA	Gold
Metalor Technologies S.A.	SWITZERLAND	Gold
Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Gold
Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Gold
Minera Titan del Peru SRL (MTP) - Belen Plant	PERU	Gold
Mitsubishi Materials Corporation	JAPAN	Gold
Mitsui Mining and Smelting Co., Ltd.	JAPAN	Gold
MKS PAMP SA	SWITZERLAND	Gold
MMTC-PAMP India Pvt., Ltd.	INDIA	Gold
Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Gold
Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Gold
NH Recytech Company	KOREA, REPUBLIC OF	Gold
Nihon Material Co., Ltd.	JAPAN	Gold
Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Gold
Ohura Precious Metal Industry Co., Ltd.	JAPAN	Gold
Planta Recuperadora de Metales SpA	CHILE	Gold
PT Aneka Tambang (Persero) Tbk	INDONESIA	Gold
PX Precinox S.A.	SWITZERLAND	Gold
Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Gold
REMONDIS PMR B.V.	NETHERLANDS	Gold
Royal Canadian Mint	CANADA	Gold
SAFINA A.S.	CZECHIA	Gold
SEMPSA Joyeria Plateria S.A.	SPAIN	Gold
Shandong Gold Smelting Co., Ltd.	CHINA	Gold
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Gold
Shenzhen CuiLu Gold Co., Ltd.	CHINA	Gold
Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Gold
Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Gold
Sumitomo Metal Mining Co., Ltd.	JAPAN	Gold
SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Gold
T.C.A S.p.A	ITALY	Gold
Tanaka Kikinzoku Kogyo K.K.	JAPAN	Gold
TITAN COMPANY LIMITED, JEWELLERY DIVISION	INDIA	Gold

Tokuriki Honten Co., Ltd.	JAPAN	Gold
TOO Tau-Ken-Altyn	KAZAKHSTAN	Gold
Torecom	KOREA, REPUBLIC OF	Gold
Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Gold
United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Gold
Valcambi S.A.	SWITZERLAND	Gold
WEEEREFINING	FRANCE	Gold
Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Gold
WIELAND Edelmetalle GmbH	GERMANY	Gold
Yamakin Co., Ltd.	JAPAN	Gold
Yokohama Metal Co., Ltd.	JAPAN	Gold
Yunnan Copper Industry Co., Ltd.	CHINA	Gold
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Gold
AMG Brasil	BRAZIL	Tantalum
Changsha South Tantalum Niobium Co., Ltd.	CHINA	Tantalum
CMT Rare Metal Advanced Materials (Hunan) Co., Ltd.	CHINA	Tantalum
D Block Metals, LLC	UNITED STATES OF AMERICA	Tantalum
F&X Electro-Materials Ltd.	CHINA	Tantalum
FIR Metals & Resource Ltd.	CHINA	Tantalum
Global Advanced Metals Aizu	JAPAN	Tantalum
Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Tantalum
Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	Tantalum
Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Tantalum
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Tantalum
Jiangxi Suns Nonferrous Materials Co. Ltd.	CHINA	Tantalum
Jiangxi Tuohong New Raw Material	CHINA	Tantalum
Jiujiang Janny New Material Co., Ltd.	CHINA	Tantalum
JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Tantalum
Jiujiang Tanbre Co., Ltd.	CHINA	Tantalum
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Tantalum
KEMET de Mexico	MEXICO	Tantalum
Materion Newton Inc.	UNITED STATES OF AMERICA	Tantalum
Metallurgical Products India Pvt., Ltd.	INDIA	Tantalum
Mineracao Taboca S.A.	BRAZIL	Tantalum
Mitsui Mining and Smelting Co., Ltd.	JAPAN	Tantalum
Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Tantalum
NPM Silmet AS	ESTONIA	Tantalum
PowerX Ltd.	RWANDA	Tantalum
QSIL Metals Hermsdorf GmbH	GERMANY	Tantalum
QuantumClean	UNITED STATES OF AMERICA	Tantalum
Resind Industria e Comercio Ltda.	BRAZIL	Tantalum
RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA	Tantalum
Taki Chemical Co., Ltd.	JAPAN	Tantalum
TANIOBIS Co., Ltd.	THAILAND	Tantalum

TANIOBIS GmbH	GERMANY	Tantalum
TANIOBIS Japan Co., Ltd.	JAPAN	Tantalum
TANIOBIS Smelting GmbH & Co. KG	GERMANY	Tantalum
Telex Metals	UNITED STATES OF AMERICA	Tantalum
Ulba Metallurgical Plant JSC	KAZAKHSTAN	Tantalum
XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	Tantalum
XIMEI RESOURCES(GUIZHOU) TECHNOLOGY CO., LTD.	CHINA	Tantalum
XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Tantalum
Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Tantalum
Alpha Assembly Solutions Inc	UNITED STATES OF AMERICA	Tin
Aurubis Beerse	BELGIUM	Tin
Aurubis Berango	SPAIN	Tin
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Tin
Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Tin
China Tin Group Co., Ltd.	CHINA	Tin
CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	Tin
CRM Synergies	SPAIN	Tin
CV Ayi Jaya	INDONESIA	Tin
Dongguan Best Alloys Co., Ltd.	CHINA	Tin
Dowa	JAPAN	Tin
DS Myanmar	MYANMAR	Tin
EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Tin
Estanho de Rondonia S.A.	BRAZIL	Tin
Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL	Tin
Feinhutte Halsbrucke GmbH	GERMANY	Tin
Fenix Metals	POLAND	Tin
Gejiu Kai Meng Industry and Trade LLC	CHINA	Tin
Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Tin
Global Advanced Metals Greenbushes Pty Ltd.	AUSTRALIA	Tin
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Tin
HuiChang Hill Tin Industry Co., Ltd.	CHINA	Tin
Jiangxi New Nanshan Technology Ltd.	CHINA	Tin
Luna Smelter, Ltd.	RWANDA	Tin
Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Tin
Malaysia Smelting Corporation (MSC)	MALAYSIA	Tin
Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA	Tin
Melt Metais e Ligas S.A.	BRAZIL	Tin
Metallic Resources, Inc.	UNITED STATES OF AMERICA	Tin
Mineracao Taboca S.A.	BRAZIL	Tin
Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE	Tin
Minsur	PERU	Tin
Mitsubishi Materials Corporation	JAPAN	Tin
O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Tin
O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Tin
Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Tin

P Kay Metal, Inc	UNITED STATES OF AMERICA	Tin
Precious Minerals and Smelting Limited	INDIA	Tin
PT Aries Kencana Sejahtera	INDONESIA	Tin
PT Arsed Indonesia	INDONESIA	Tin
PT Artha Cipta Langgeng	INDONESIA	Tin
PT ATD Makmur Mandiri Jaya	INDONESIA	Tin
PT Babel Inti Perkasa	INDONESIA	Tin
PT Babel Surya Alam Lestari	INDONESIA	Tin
PT Bangka Prima Tin	INDONESIA	Tin
PT Bangka Serumpun	INDONESIA	Tin
PT Bukit Timah	INDONESIA	Tin
PT Cipta Persada Mulia	INDONESIA	Tin
PT Masbro Alam Stania	INDONESIA	Tin
PT Menara Cipta Mulia	INDONESIA	Tin
PT Mitra Stania Prima	INDONESIA	Tin
PT Mitra Sukses Globalindo	INDONESIA	Tin
PT Premium Tin Indonesia	INDONESIA	Tin
PT Prima Timah Utama	INDONESIA	Tin
PT Putera Sarana Shakti (PT PSS)	INDONESIA	Tin
PT Rajawali Rimba Perkasa	INDONESIA	Tin
PT Rajehan Ariq	INDONESIA	Tin
PT Refined Bangka Tin	INDONESIA	Tin
PT Sariwiguna Binasentosa	INDONESIA	Tin
PT Stanindo Inti Perkasa	INDONESIA	Tin
PT Sukses Inti Makmur (SIM)	INDONESIA	Tin
PT Timah Nusantara	INDONESIA	Tin
PT Timah Tbk Kundur	INDONESIA	Tin
PT Timah Tbk Mentok	INDONESIA	Tin
PT Tinindo Inter Nusa	INDONESIA	Tin
PT Tommy Utama	INDONESIA	Tin
Resind Industria e Comercio Ltda.	BRAZIL	Tin
RIKAYAA GREENTECH PRIVATE LIMITED	INDIA	Tin
Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Tin
Soft Metais Ltda.	BRAZIL	Tin
Super Ligas	BRAZIL	Tin
Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JAPAN	Tin
Thaisarco	THAILAND	Tin
Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	Tin
Tin Technology & Refining	UNITED STATES OF AMERICA	Tin
White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Tin
Woodcross Smelting Company Limited	UGANDA	Tin
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Tin
Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	Tin
A.L.M.T. Corp.	JAPAN	Tungsten
Asia Tungsten Products Vietnam Ltd.	VIET NAM	Tungsten
China Molybdenum Tungsten Co., Ltd.	CHINA	Tungsten
Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Tungsten

Cronimet Brasil Ltda	BRAZIL	Tungsten
Fujian Xinlu Tungsten Co., Ltd.	CHINA	Tungsten
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Tungsten
Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Tungsten
Global Tungsten & Powders LLC	UNITED STATES OF AMERICA	Tungsten
Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Tungsten
H.C. Starck Tungsten GmbH	GERMANY	Tungsten
Hubei Green Tungsten Co., Ltd.	CHINA	Tungsten
Hunan Chenzhou Mining Co., Ltd.	CHINA	Tungsten
Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA	Tungsten
Japan New Metals Co., Ltd.	JAPAN	Tungsten
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Tungsten
Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Tungsten
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Tungsten
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Tungsten
Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Tungsten
Jing Yuan Tungsten Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Tungsten
KENEE MINING VIETNAM COMPANY LIMITED	VIET NAM	Tungsten
Kennametal Fallon	UNITED STATES OF AMERICA	Tungsten
Kennametal Huntsville	UNITED STATES OF AMERICA	Tungsten
Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Tungsten
Lianyou Resources Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Tungsten
Malipo Haiyu Tungsten Co., Ltd.	CHINA	Tungsten
Masan High-Tech Materials	VIET NAM	Tungsten
Niagara Refining LLC	UNITED STATES OF AMERICA	Tungsten
Philippine Bonway Manufacturing Industrial Corporation	PHILIPPINES	Tungsten
Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Tungsten
Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA	Tungsten
TANIOBIS Smelting GmbH & Co. KG	GERMANY	Tungsten
Tungsten Vietnam Joint Stock Company	VIET NAM	Tungsten
Wolfram Bergbau und Hutten AG	AUSTRIA	Tungsten
Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Tungsten
Xiamen Tungsten Co., Ltd.	CHINA	Tungsten